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                                PROMISSORY NOTE


$100,000.00                                                         May 24, 1995
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1. Promise to Pay and Interest Rate. The undersigned ("Borrower") promises to pay to the order of Inter Island Petroleum, Inc.("Lender") the principal amount of $100,000.00, together with interest on outstanding balances of principal at a monthly rate of one percent (1%).

2. Payment Schedule. All principal and interest due shall be paid on June 24, 1995. If Lender agrees to defer the principal due, or if only a partial payment of principal is made, Borrower shall continue to pay interest at the rate of 1% per month on the outstanding balance on the 24th day of each successive month.

3. Evidence of Loan. The bank records of Borrower and Lender, evidencing the date of disbursement and principal amount, shall constitute prima facie evidence of the making of this Loan.

4. Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed between payments and on the basis of a 365-day year.

5. Currency, Place and Dates of Payments. Payments under this Note shall be made in United States currency at the office of the Lender, or at such other place as the holder of this Note shall have designated by written notice to the Borrower.

6. Events of Default. Each of the following events is an Event of Default under this Note: (a) the Borrower's failure to pay when due any sum payable to the Lender under this Note; or (b) the Borrower's failure to perform any obligation of the Borrower to the Lender; or (c) any person or organization that guaranteed payment of this Note ("Guarantor") denies liability under, or attempts to revoke the guaranty; or (d) death, dissoluton or insolvency of the Borrower or a Guarantor; or (e) commencement of any proceeding or the taking of any act by or against the Borrower or a Guarantor for any relief under bankruptcy, insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of the Borrower or a Guarantor or the Borrower's or a Guarantor's inability to pay his, her or its debts as they become due; or (f) the Borrower's failure to pay any material debt owed by Borrower to any person or entity other than the Lender, if such failure results in the acceleration of such debt; or (g) any representation, warranty or other information made or furnished by the Borrower or a Guarantor in respect of the Loan evidenced by this Note is or shall be untrue or materially misleading; or
(h) the Lender reasonably believes there has been a material impairment of or decrease in either the Borrower's ability to pay this Note or the value of any collateral given to secure payment of this Note.



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7. Acceleration and Post-Maturity Increase in Interest Rate. If any event of
Default shall occur and be continuing, all further obligations of the Lender shall immediately cease, and the entire principal sum and accrued interest thereon shall, at the option of the Lender, immediately become due and payable. Time is of the essence. This Note shall bear interest at a rate three percentage points above the rate otherwise applicable under this Note, from and after the maturity of this Note, whether or not resulting from acceleration.

8. Late Charges. If any payment under this Note is not made when it becomes due, the Borrower will pay to the Lender a late charge in respect of that payment, in the amount of 5% of the overdue payment.

9. Lender's Expenses. The Borrower will pay on demand all of the Lender's expenses, including reasonable attorneys' fees, arising out of or related to the protection or enforcement of the Lender's rights under this Note, whether or not an Event of Default shall have occurred.

10. Limitation on Payments. In no event shall the Borrower be obligated to pay any amount under this Note that exceeds the maximum amount allowable by law.

11. Application of Payments. Payments under this Note may be applied by the Lender to the indebtedness evidenced by this Note in any manner the Lender deems appropriate.

12. Waivers. The Borrower waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance or enforcement of this Note, and consents to any extension of time (and even multiple extensions of time for longer than the original term), renewals, releases of any person or organization liable for the payment of this Note, and waivers or modifications or other indulgences that may be granted or consented to by the Lender in respect of the Loan evidenced by this Note.

13. Severability. If any provision of this Note is invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision of this Note that can be given effect. The provisions of this Note are severable.

14. Governing Law. This Note shall be governed by the laws of the State of Hawaii.


Borrower: Hawaiian Natural Water Co., Inc.
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By: /s/  Marcus Bender
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    Its President